UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K




                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


      Date of Report (date of earliest event reported):   January 5, 1998





                             SYNAPTX WORLDWIDE, INC.
             (Exact name of Registrant as Specified in its Charter)


UTAH                   0-22969                       87-0375342
----                   -------                       ----------
(State or Other        (Commission                   (IRS Employer
Jurisdiction)          File Number)                  Identification Number


          168 East Highland Avenue, Suite 300, Elgin, IL 60120-5507




Registrant's Telephone Number, Including Area Code:   (847) 622-0200
                                                      --------------

                                    FORM 8-K

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     This report includes the financial statements previously discussed in the Company's form 10-QSB covering the quarter ended
November 30, 1997, accordingly reference is made to that filing (No. 0-22969) for matters incorporated by reference.

     Effective January 1, 1998, Synaptx Worldwide, Inc. (the "Company") through its wholly owned subsidiary, Synaptx Controls, Inc. entered into an Agreement and Plan of Merger ("Agreement") with Shareholders of WG Controls, Inc., an Illinois Corporation, ("WGC") related to the acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of WGC. In reliance upon and pursuant to the basic terms of the Agreement, the Company and James Gleason, Shirley Gleason, Michael Concialdi and James Gammon, the shareholders of WGC (collectively the "WGC Shareholders" and individually the "WGC Shareholder") executed the Agreement whereby WGC Shareholders exchanged all of their right, title and interest and obligations in their WGC Common Stock to the Company. The Agreement provided for the purchase by Synaptx Worldwide, Inc. of all the issued and outstanding capital stock of WGC Common Stock for 285,715 shares of the Company's $ .001 par value common stock, 137,143 shares of the Company's $ .001, Series A, cumulative convertible preferred stock and $270,000 in cash payable as follows: $125,000 on the first anniversary date of the Agreement, $125,000 on the second anniversary date of the Agreement, and $20,000 on the third anniversary date of the Agreement. Additionally, on closing, the Agreement called for the payment of $250,000 to key employees related to noncompetition agreements.

     The cumulative convertible preferred stock paid at closing provides for annual dividends of $0.2975 per share or $40,800 per year. If the Company's profits are insufficient to pay such dividends, they will be cumulative and accrued for payment when Company profits are adequate to fund payment. The conversion provision calls for the 137,143 preferred shares to be converted into .67362 shares of the Company's common stock or 92,383 shares of common stock when the Company's common stock achieves an average closing price of $5.25 per share for a consecutive 60 day trading period.

     In order to secure the cash required at the closing to complete this acquisition, the Company sold to accredited investors $74,900 of Synaptx Common Stock and secured financing, also from accredited investors, of $80,100 in long-term notes. The Company intends to make payments on the $270,000 future payments due to WGC Shareholders from funds derived from the Company's operations.

     Additionally, pursuant to the terms of the acquisition, the former shareholders of WGC may earn additional purchase price consideration in the form of additional common stock of the Company. The additional consideration is specified as fixed amounts for the attainment of specified annual icommission revenuesi and iearningsi for the subsequent twelve month periods ending December 31, 1998 and 1999. If WGC meets the specified icommission revenuesi and iearningsi amounts for both twelve month periods, the additional consideration could amount to $1,000,000. The additional consideration, if any, would be added to the costs in excess of net assets acquired and will be amortized on the straight-line method over the remaining life of the 20 year amortization period associated with these costs.

     WG Controls, Inc. is a sales representative firm based in Illinois (approximately fifteen miles northwest of Chicago) that provides field sales and business development support for specified product lines and/or territories for clients under contract who include cable TV and telecommunications (both voice and data networking) original equipment manufacturers, commonly referred to as OEMs, located primarily in the north central section of the United States. WGC has been active for the past 37 years. WGC's operations consist of sales representatives who sell to private network, public telephone network, cable operating companies and alternate access provider communication markets. WGC currently represents RELTEC, Thomas & Bettes and Johanson in addition to approximately 13 other clients ("Clients" or singular "Client"). Employing eleven (11) people and operating out of leased office space in both Arlington Heights, Illinois and Milwaukee, Wisconsin, WGCis employees are based in strategic territories to meet their customersi needs, serving Illinois and Wisconsin. Revenues represent the earning of commissions on its customersi sales. These commissions range primarily from 3.5% up to 10%, depending on the sophistication of the customersi products and services represented.

     Currently, WG Controls is generating commission revenues of approximately $80,000 to $90,000 per month. Management of the Company believes that contractual relations, which allow for termination by either party with minimal notification periods (standard in the industry), with its existing Clients are in good standing. Furthermore, management believes that the opportunity of providing a national Client sales representation focus will allow for increased geographic service scope with existing Clients and an opportunity of adding additional Clients.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          1. Consolidated financial statements of WG Controls, Inc. and subsidiary as of December 31, 1997 and 1996
               (audited)

     (b)  Pro forma financial information.

          1. Pro forma condensed consolidated statements of operations of Synaptx Worldwide, Inc. for the year ended August 31, 1997 (unaudited)

          2. Pro forma condensed consolidated balance sheets as of November 30, 1997 and the pro forma condensed consolidated statements of operations of Synaptx
               Worldwide, Inc. for the three months ended November 30. 1997 (unaudited)

     (c)  Exhibits included herewith:

Exhibit 10.1 Agreement and Plan of Merger for WG Controls, Inc. between Synaptx Worldwide, Inc. and the WG Controls, Inc. shareholders, as follows: James M. Gleason, Shirley Gleason, Michael Concialdi and James Gammon was filed as Exhibit 10.1 to a report on Form 10-QSB (No.

               0-22969) and the same is incorporated herein by reference.

Exhibit 10.2   Employment Agreement - James Gleason was filed as
               Exhibit 10.2 to a report on Form 10-QSB (No. 0-22969) and the same is incorporated herein by reference.

INDEPENDENT AUDITORS' REPORT


WG CONTROLS, INC. AND SUBSIDIARY
ARLINGTON HEIGHTS, ILLINOIS

We have audited the accompanying consolidated balance sheets of WG Controls, Inc. and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WG Controls, Inc. and subsidiary at December 31, 1997 and 1996, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.




/s/ BDO Seidman, LLP

Chicago, Illinois
March 10, 1998

WG CONTROLS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1997 AND 1996

ASSETS                                             1997         1996
                                                   ----         ----
CURRENT ASSETS:
    Cash                                       $  33,452    $  56,786
    Accounts receivable                          155,503      148,627
    Prepaid expenses and deposits                 14,858       19,637
                                               ---------    ---------
          Total current assets                   203,813      225,050

EQUIPMENT                                         71,280       61,160
    Less accumulated depreciation                (45,004)     (34,563)
                                               ---------    ---------
          Net  equipment                          26,276       26,597

OTHER ASSETS                                       1,680        2,920
                                               ---------    ---------

TOTAL ASSETS                                   $ 231,769    $ 254,567
                                               =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                           $   9,025    $   2,947
    Accrued expenses and taxes                    51,182       34,230
                                               ---------    ---------
    Total current liabilities                     60,207       37,177
                                               ---------    ---------

TOTAL LIABILITIES                                 60,207       37,177
                                               ---------    ---------



COMMITMENTS                                         --           --


STOCKHOLDERS' EQUITY
  Common stock; no par value; 5,000 shares
    authorized, 5,000 issued and outstanding      10,000       10,000
  Retained earnings                              161,562      207,390
                                               ---------    ---------
      Total stockholders' equity                 171,562      217,390
                                               ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 231,769    $ 254,567
                                               =========    =========




See accompanying summary of accounting policies and notes to consolidated financial statements

WG CONTROLS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                   1997             1996
                                                   ----             ----

COMMISSIONS EARNED                             $ 1,180,488    $   896,456

COST OF SERVICES                                   947,843        665,230
                                               -----------    -----------

GROSS PROFIT                                       232,645        231,226

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       188,671        151,285

DEPRECIATION                                        10,441          8,449
                                               -----------    -----------

NET INCOME                                          33,533         71,492

RETAINED EARNINGS, AT BEGINNING OF YEAR            207,390        267,898

DISTRIBUTIONS                                      (79,361)      (132,000)
                                               -----------    -----------


RETAINED EARNINGS, AT END OF YEAR              $   161,562    $   207,390
                                               ===========    ===========




See accompanying summary of accounting policies and notes to consolidated financial statements

WG CONTROLS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                          1997          1996
                                                          ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                          $  33,533    $  71,492
   Adjustments to reconcile net income to net
      cash provided by operating activities:
   Depreciation                                           10,441        8,449
   Changes in assets and liabilities net of
      assets acquired:
        Increase in accounts receivable                   (6,876)      (7,077)
        Decrease (increase) in other current assets        4,779         (434)
        Increase (decrease) in accounts payable            6,078       (2,370)
        Increase in accrued expenses and taxes            16,952        8,224
                                                       ---------    ---------
           Net cash provided by operating activities      64,907       78,284

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to equipment                               (10,120)      (5,025)
                                                       ---------    ---------
        Net cash used in investing activities            (10,120)      (5,025)

CASH FROM FINANCING ACTIVITIES
    Distributions to shareholders                        (79,361)    (132,000)
    Decrease in other assets                               1,240          518
                                                       ---------    ---------
        Net cash used in financing activities            (78,121)    (131,482)
                                                       ---------    ---------

NET DECREASE IN CASH                                     (23,334)     (58,223)

Cash at beginning of year                                 56,786      115,009
                                                       ---------    ---------

CASH AT END OF YEAR                                    $  33,452    $  56,786
                                                       =========    =========




See accompanying summary of accounting policies and notes to consolidated financial statements

WG CONTROLS, INC. AND SUBSIDIARY

SUMMARY OF ACCOUNTING POLICIES


NATURE OF OPERATIONS

     WG Controls, Inc. (the "Company"), founded in 1962, is a sales representative firm based in Arlington Heights, Illinois. The Company also maintains a sales office in Milwaukee, Wisconsin. The Company provides field sales and business development support for specified product lines and/or territories for clients under contract. Clients include telecommunications (both voice and data networking), electronics, and cable TV original equipment manufacturers, commonly referred to as OEM's, located primarily in the midwestern United States. These clients pay a negotiated commission on all sales associated with the contracted coverage.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and WG Telecom, Inc., a wholly owned subsidiary located in Arlington Heights, Illinois. Upon consolidation, significant intercompany accounts, transactions and profits are eliminated.

REVENUE RECOGNITION

     Revenues consist of commissions earned on the sales of manufacturers' goods to end use customers or distributors. Commissions are earned as a percentage of sales made and generally range from 3.5% up to 10% depending on the volume of goods being sold and the complexity of the product. Revenue is generally recognized when sales take place which precedes the actual collection of the commission by approximately sixty days. Therefore, approximately two months of estimated commissions earned but not collected are recorded as accounts receivable.

EQUIPMENT

     Equipment, consisting entirely of office equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets, ranging from thirty-six to sixty months, using the straight line method.

INCOME TAXES

     The Company, with the consent of its shareholders, elected to be taxed as an "S" corporation in compliance with elections under the Internal Revenue Code. In lieu of corporation income taxes, the shareholders of an "S" corporation are taxed on their proportionate share of the company's taxable income. Accordingly, no liability or provision for federal income taxes is included in the accompanying financial statements nor are any deferred taxes provided for timing differences between income tax and financial reporting prior to December 31, 1997.

     Since the acquisition date, the Company's results are included with the Synaptx Worldwide, Inc.'s results and will be reflected in a consolidated federal income tax return. (See Note 1).


ESTIMATES

     The accompanying financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.

FINANCIAL INSTRUMENTS

     Financial instruments which potentially subject the Company to concentrations of risk consist principally of accounts receivable. The carrying values reflected in the balance sheet reasonably approximate the fair values for accounts receivable and payable.

ADVERTISING COSTS

     Advertising and promotion costs, which are included in selling, general and administrative expenses, are expensed as incurred. Advertising and promotion costs amounted to approximately $900 and $800 in the years ended December 31, 1997 and 1996, respectively.

WG CONTROLS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.   ACQUISITION

     On January 1, 1998 the shareholders of the Company consummated an exchange of all the outstanding common stock of the Company for 285,715 shares of common stock of Synaptx Worldwide, Inc. ("Synaptx"), 137,143 shares of Series A convertible preferred stock, and $270,000 payable over a three year period. The Company became a subsidiary of Synaptx. In addition, Synaptx agreed to issue to the shareholders of the Company a maximum of $1,000,000 of Synaptx common stock over two years if certain pre-defined revenue and income targets are met for the years ended December 31, 1998 and 1999.

     In conjunction with the acquisition, the Company entered into employment agreements with its president and two other key employees for terms ranging from three to five years. The agreements shall be automatically renewed for successive one year terms unless canceled by either party at least thirty days prior to the then current term's expiration. The agreements call for annual salaries ranging from $84,000 to $150,000. The president's agreement also calls for a commission of 5% on all commission revenues generated within the region he manages. Additionally each of the agreements contains an additional cash bonus payable in the first year ranging from $7,500 to $60,000.

NOTE 2.   SIGNIFICANT CUSTOMERS

     For the year ended December 31, 1997, five customers accounted for 12.8%, 10.5%, 13.8%, 16.8% and 18.6%, respectively, of total commission revenues. For the year ended December 31, 1996, three customers accounted for 21.5%, 13.8% and 13.5%, respectively, of total commission revenues. These customers represent 0%, 9.1%, 6.9%, 12.3%, and 32.4%, respectively, of total accounts receivable at December 31, 1997 and 21.4%, 5.7%, and 8.9%, respectively, of total accounts receivable at December 31, 1996. During 1997, the Company cancelled its relationship with the customer representing 12.8% of revenues and 0% of accounts receivable.


NOTE 3.   OPERATING LEASE COMMITMENTS

     The Company occupies its main office space under a lease expiring December 31, 1998. The original lease expired on December 31, 1997, at which time an amendment was entered into extending the lease for an additional year. The Company occupies office space in Milwaukee under a month-to-month lease agreement with the right to terminate the agreement with a sixty day notice. Rentals are subject to annual escalation charges based upon increases in operating expenses and real estate taxes.

     As of December 31, 1997, the Company's future minimum lease payments under operating leases are $20,800, all due in the year ended December 31, 1998. Rent expense amounted to approximately $24,300 and $19,200 for 1997 and 1996, respectively.


NOTE 4.   EMPLOYEE BENEFIT PLANS

     The Company sponsors a SEP/IRA plan for all eligible employees. Participants may make contributions from their gross pay, limited to $9,500 of the employee's compensation, as defined. The Company does not provide a matching contribution.

NOTE 5.   EMPLOYEE COMMISSIONS

     The Company has historically sponsored an incentive commission plan for all eligible employees contingent upon predetermined sales and expense targets. Employees had earned $37,985 and $34,230 at December 31, 1997 and 1996, respectively, which is included in accrued expenses.

               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

              Pro Forma Consolidated Financial Statement
                      Year Ended August 31, 1997


     The following unaudited pro forma consolidated statements of operations for the year ended August 31, 1997 give effect to the acquisition of WG Controls, Inc. which was made as of January 1, 1998. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired entity have not been reflected in the Company's statement of operations since the acquisition date was subsequent to the Company's fiscal year end. The pro forma information has been prepared as if the acquisition occurred on September 1, 1996 and is based on historic financial statements of Synaptx Worldwide, Inc. from September 1, 1996 to August 31, 1997 and WG Controls, Inc. and subsidiary from October 1, 1996 to September 30, 1997.

     The unaudited pro forma statements of operations have been prepared by management based upon the financial statements of Synaptx Worldwide, Inc. and the acquired entity. These pro forma results may not be indicative of the results that actually would have occurred if the combination had been in effect since inception or which may be obtained in the future.

               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
       Consolidated Condensed Pro Forma Statements of Operations
                      Year Ended August 31, 1997
                              (Unaudited)

                                                Synaptx             WG        Pro forma
                                              Worldwide       Controls,     Adjustments     Pro forma
                                                   Inc.            Inc.        Increase      Consoli-
                                                                             (Decrease)        dation

REVENUES                                     $ 3,601,124     $ 1,132,792   $          -   $ 4,733,916
COST OF REVENUES                               2,571,467         909,799        (54,300)    3,426,966
                                             -----------     -----------   ------------   -----------
GROSS PROFIT                                   1,029,657         222,993         54,300     1,306,950
                                             -----------     -----------   ------------   -----------

EXPENSES
  Selling, general
     & administrative                          1,384,481         181,168         50,000     1,615,649
  Depreciation                                    67,915           9,743                       77,658
  Amortization                                   129,372               -         46,800       176,172
  Interest expense (income), net                  50,444            (197)        13,200        63,447
                                             -----------     -----------   ------------   -----------
  Total expenses                               1,632,212         190,714        110,000     1,932,926
                                             -----------     -----------   ------------   -----------

NET (LOSS) INCOME                            $  (602,555)    $    32,279   $   (55,700)   $  (625,976)
                                             ===========     ===========


Cumulative convertible preferred
 stock dividend requirements                                                   (40,800)       (40,800)
                                                                           ------------   -----------

Net loss applicable to common shareholders                                 $   (96,500)   $  (666,776)
                                                                           ===========    ===========

Weighted Average Shares
Outstanding                                    4,339,640                       285,715      4,625,355
                                             ===========                   ===========    ===========

NET LOSS PER SHARE OF
COMMON STOCK                                 $     (0.14)                                 $     (0.14)
                                             ===========                                  ===========



               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

            Note to Condensed Pro Forma Financial Statement
            -----------------------------------------------

     Effective January 1, 1998, the Company acquired all of the outstanding stock of WG Controls, Inc. (the "Acquiree") whose principal operations are as a sales representative firm based in Illinois that provides field sales and business development support for specified product lines and/or territories for clients under contract who include cable TV and telecommunications (both voice and data networking) original equipment manufacturers, commonly referred to as OEMs, located primarily in the north central section of the United States. The acquisition was consummated for 285,715 shares of Synaptx common stock, 137,143 shares of Synaptx cumulative convertible preferred stock and $270,000 in cash payable as follows: $125,000 on the first anniversary date of the Agreement, $125,000 on the second anniversary date of the Agreement, and $20,000 on the third anniversary date of the Agreement, with a fair value at the acquisition date of approximately $1,100,000. Additionally, on closing, the Agreement called for the payment of $250,000 to key employees related to noncompetition agreements which benefit post-acquisition date periods.

     The transaction was recorded under the purchase method of accounting. The total cost of the acquisition was approximately $1,100,000, which exceeded the fair value of assets acquired by approximately $928,500. This amount is being amortized over twenty years.

     Pro forma adjustments related to the acquisition of the Acquiree include (1) the reduction of cost of revenues related to employee commissions and salaries to reflect amounts contractually obligated under employment agreements with key employees of $54,300, (2) the amortization of the noncompete agreements entered into with key employees of $50,000, (3) amortization of the cost in excess of fair value of assets acquired of $46,800, (4) the amortization of imputed interest on future purchase price payments of $13,200 and (5) the impact of required dividends of $40,800 for the cumulative convertible preferred stock issued.

               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

              Pro Forma Consolidated Financial Statements
                 Three Months Ended November 30, 1997


     The following unaudited pro forma consolidated condensed balance sheets as of November 30, 1997 and statements of operations for the three months ended November 30, 1997 give effect to the acquisition of WG Controls, Inc. which was made as of January 1, 1998. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired entity have not been reflected in the Company's financial statements since the acquisition date was subsequent to the Company's quarter end results. The pro forma balance sheet information represents Synaptx Worldwide, Inc. and subsidiaries as of November 30, 1997 and WG Controls, Inc. and subsidiary as of the acquisition date balance sheet, December 31, 1997. The pro forma operating results has been prepared as if the acquisition occurred on September 1, 1997 and is based on historic financial statements of Synaptx Worldwide, Inc. from September 1 to November 30, 1997 and WG Controls, Inc. and subsidiary from October 1 to December 31, 1997.

     The unaudited pro forma consolidated statements of operations, and consolidated balance sheets have been prepared by management based upon the financial statements of Synaptx Worldwide, Inc. and the acquired entity. These pro forma results may not be indicative of the results that actually would have occurred if the combination had been in effect since inception or which may be obtained in the future.

                   SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
                Consolidated Condensed Pro Forma Balance Sheets
                             As of November 30, 1997
                                   (Unaudited)

                                  Synaptx          WG     Pro forma
                                Worldwide    Controls,  Adjustments   Pro forma
                                     Inc.         Inc.     Increase    Consoli-
                                                         (Decrease)      dation

ASSETS
Cash                            $   68,802    $ 33,452   $        -  $  102,254
Accounts receivable                950,363     155,503                1,105,866
Prepaid expenses and deposits       42,392      14,858       50,000     107,250
                                ----------    --------   ----------  ----------
   Total current assets          1,061,557     203,813       50,000   1,315,370
                               -----------    --------   ----------  ----------

Property and equipment             277,349      71,280      (45,004)    303,625
Less accumulated depreciation      (88,850)    (45,004)      45,004     (88,850)
                                ----------    --------   ----------  ----------
  Net property and equipment       188,499      26,276            -     214,775
                                ----------    --------   ----------  ----------

Costs in excess of
  net assets acquired            1,587,391           -      928,459   2,515,850
Other assets                        83,264       1,680      200,000     284,944
                                ----------    --------   ----------  ----------

Total assets                    $2,920,711    $231,769   $1,178,459  $4,330,939
                                ==========    ========   ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                $  640,349    $  9,025   $  250,000  $  899,374
Accrued expenses and taxes         294,071      51,182                  345,253
Notes payable                      261,702                              261,702
Current portion of long-term debt    7,934                  125,000     132,934
Deferred revenue                   309,000           -            -     309,000
                                 ---------    --------   ----------   ---------
   Total current liabilities     1,513,056      60,207      375,000   1,948,263


Long-term debt,
  net of current portion            20,200           -      105,400     125,600
Commitments                              -           -            -           -
                                ----------    --------   ----------   ---------

Preferred stock; 10,000,000 authorized,
  137,143 issued                         -           -          137         137
 Common stock; 25,000,000 authorized,
  5,494,375 issued                   5,209      10,000       (9,714)      5,495
Additional paid-in capital       2,081,395           -      869,198   2,950,593
Retained earnings                 (699,149)    161,562     (161,562)   (699,149)
                                ----------    --------    ---------   ---------
  Total stockholders' equity     1,387,455     171,562      698,059   2,257,076
                                ----------    --------    ---------   ---------

Total liabilities and equity    $2,920,711    $231,769   $1,178,459  $4,330,939
                                ==========    ========   ==========  ==========

               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES
       Consolidated Condensed Pro Forma Statements of Operations
                 Three Months Ended November 30, 1997
                              (Unaudited)

                                   Synaptx          WG     Pro forma    Pro forma
                                 Worldwide   Controls,   Adjustments     Consoli-
                                      Inc.        Inc.      Increase       dation

REVENUES                        $1,502,853    $274,286    $        -   $1,777,139
COST OF REVENUES                 1,028,206     220,308       (13,600)   1,234,914
                                ----------    --------    ----------   ----------
GROSS PROFIT                       474,647      53,978        13,600      542,225
                                ----------    --------    ----------   ----------

EXPENSES:
 Selling, general &
    administrative                 407,540      53,475        12,500      473,515
 Depreciation                       18,309       2,214                     20,523
 Amortization                       44,282           -        11,700       55,982
 Interest expense (income), net     10,056         293         3,300       13,649
                                ----------    --------    ----------   ----------
  Total Expenses                   480,187      55,982        27,500      563,669
                                ----------    --------    ----------   ----------

NET LOSS                        $   (5,540)   $ (2,004)   $  (13,900)  $  (21,444)
                                ==========    ========

Cumulative convertible preferred
 stock dividend requirements                                 (10,200)     (10,200)
                                                          ----------   ----------

Net loss applicable to common shareholders                $  (24,100)  $  (31,644)
                                                          ==========   ==========

Weighted Average Shares
Outstanding                      5,201,160                   285,715    5,486,875
                                ==========                ==========   ==========

NET (LOSS) PER SHARE OF
COMMON STOCK                    $    (0.00)                            $   (0.01)
                                ==========                             ==========


               SYNAPTX WORLDWIDE, INC. AND SUBSIDIARIES

           Note to Condensed Pro Forma Financial Statements
           ------------------------------------------------


          Effective January 1, 1998, the Company acquired all of the outstanding stock of WG Controls, Inc. (the "Acquiree") whose principal operations are as a sales representative firm based in Illinois that provides field sales and business development support for specified product lines and/or territories for clients under contract who include cable TV and telecommunications (both voice and data networking) original equipment manufacturers, commonly referred to as OEMs, located primarily in the north central section of the United States. The acquisition was consummated for 285,715 shares of Synaptx common stock, 137,143 shares of Synaptx cumulative convertible preferred stock and $270,000 in cash payable as follows: $125,000 on the first anniversary date of the Agreement, $125,000 on the second anniversary date of the Agreement, and $20,000 on the third anniversary date of the Agreement, with a fair value at the acquisition date of approximately $1,100,000. Additionally, on closing, the Agreement called for the payment of $250,000 to key employees related to noncompetition agreements which benefit post-acquisition date periods.

          The transaction was recorded under the purchase method of accounting. The total cost of the acquisition was approximately $1,100,000, which exceeded the fair value of assets acquired by approximately $928,500. This amount is being amortized over twenty years.

          Pro forma adjustments related to the acquisition of the Acquiree as recorded in the consolidated condensed pro forma balance sheets include (1) the recording of the current portion of the noncompete agreements with key employees paid at closing of $50,000,
(2) the restatement of fixed assets to estimated fair market value (3) the recording of costs in excess of net assets acquired of $928,459,
(4) the recording of the long-term portion of the noncompete agreements with key employees paid at closing of $200,000, (5) the recording of the liability due at closing for the noncompete agreements with key employees of $250,000, (6) the recording of the purchase price liability of $270,000 net of imputed interest of $39,600 or $230,400 with $125,000 recorded as current portion of long-term debt and $105,400 recorded as long-term debt, (9) the recording of entries to reflect the acquisition on the stockholders' equity including the issuance of both the Company's cumulative convertible preferred stock and common stock at their respective par values with the excess over par going to additional paid-in capital net of the elimination of Acquiree common stock and retained earnings to reflect the purchase accounting treatment of the acquisition.

Pro forma adjustments related to the acquisition of the Acquiree as recorded in the consolidated condensed pro forma statements of income include (1) the reduction of cost of revenues related to employee commissions and salaries to reflect amounts contractually obligated under employment agreements with key employees of $13,600, (2) the amortization of the noncompete agreements entered into with key employees of $12,500, (3) amortization of costs in excess of fair value of assets acquired of $11,700, (4) the amortization of imputed interest on future purchase price payments of $3,300 and (5) the impact of required dividends of $10,200 for the cumulative convertible preferred stock issued.

SIGNATURES



          In accordance with the requirements of the Securities
Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SYNAPTX WORLDWIDE, INC.



Date:  March 23, 1998                     /s/ Ronald L. Weindruch
                                          RONALD L. WEINDRUCH, President and
                                          Chief Executive Officer




Date:  March 23, 1998                     /s/ Richard E. Hanik
                                          RICHARD E. HANIK,
                                          Chief Financial Officer